Exhibit 10.8

EXECUTION VERSION

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”), dated as of July 15, 2019, is entered into by and between Command Center, Inc. (“CCNI”) and (b) Dock Square HQ, LLC, a Delaware limited liability company (“Dock Square”). CCNI and Dock Square are referred to collectively herein as the “Parties” and individually as a “Party”.

RECITALS

WHEREAS, pursuant to an Agreement and Plan of Merger dated April 8, 2019, among CCNI One, Inc. (“Merger Sub 1”), CCNI, HQ Holdings, Command Florida, LLC (“Merger Sub 2”), and Richard Hermanns, as Member Representative (the “Merger Agreement”), (i) Merger Sub 1will merge with and into HQ Holdings, and HQ Holdings will be the surviving entity in such merger, (ii) HQ Holdings will then merge with and into Merger Sub 2, and Merger Sub 2 will be the surviving entity in such merger, (iii) CCNI will be converted to a Delaware corporation, and (iv) the members of HQ Holdings will receive shares of common stock of CCNI, in each case on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, Dock Square desires to provide to CCNI, and CCNI desires to receive from Dock Square, the Services in exchange for the issuance by CCNI of CCNI Shares to Dock Square, in each case on the terms and subject to the conditions set forth herein; and

WHEREAS, the Parties desire to enter into this Agreement in connection with and pursuant to the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. Definitions.

For purposes of this Agreement (a) references to “Exhibits”, “Schedules” and “Sections” are to Exhibits, Schedules and Sections of this Agreement unless expressly indicated otherwise, (b) references to statutes include all rules and regulations promulgated thereunder, and all amendments and successors thereto from time to time, (c) the word “including” shall be construed as “including without limitation”, (d) all “Exhibits”, Recitals and “Schedules” of this Agreement are incorporated herein by reference, (e) unless the context otherwise requires, the words “hereof’, “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety (including all Exhibits and Schedules hereto) and not to any particular Exhibit, Schedule, Section or provision of this Agreement, and (f) all references in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. Certain capitalized terms are defined in this Agreement where they first appear. Certain other capitalized terms used in this Agreement are defined in this Section 1 as follows:

“2% Owner” is defined in the definition of Independent Third Party.

“3-Year Look-Back Test” is defined in Schedule I.

“3-Year Look-Back Threshold” shall mean three (3) times the applicable Gross Revenue Threshold attributed to the applicable CCNI Shares.

“3-Year Measurement Period” shall mean the remaining portion of the fiscal year in which the Gross Revenue Threshold (including “contracted” and “non-contracted” revenue) was achieved, plus 3 additional fiscal years thereafter.

“Affiliate” means, with respect to any Person, (a) any other Person, directly or indirectly, controlled by, under common control of, or controlling such Person; (b) any other Person, directly or indirectly, in which such Person holds, of record or beneficially, 5% or more of the equity or voting securities; (c) any other Person that holds, of record or beneficially, 5% or more of the equity or voting securities of such Person; or (d) any director, officer, manager (if such Person is a limited liability company) or general partner of such Person.

“Agreement” is defined in the Preamble of this Agreement.

“Board” means the board of directors of CCNI.

“Business Day” means any day that is not a Saturday, Sunday or any other day on which banks are required or authorized to be closed in Berkeley County, South Carolina.

“CCNI” is defined in the Preamble of this Agreement.

“CCNI Share” or “CCNI Shares” means unregistered, voting common stock in CCNI, which shall be issued to Dock Square in return for services provided to CCNI or any of its subsidiaries by Dock Square, subject to the terms of this Agreement.

“Contract” means any written or oral contract, agreement, instrument, obligation, commitment, arrangement, or undertaking of any nature (including leases, licenses, mortgages, notes, guarantees, sublicenses, subcontracts, letters of intent, bonds, pledges, indentures, options, concessions, franchises and purchase orders).

“control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) means, as used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or agreement or otherwise.

“Dock Square” is defined in the Preamble of this Agreement.

“Equity Holders” means any Persons that holds any Equity Interests in any another Person.

“Equity Interests” means (a) any partnership interests, (b) any membership or limited liability company interests or units, (c) any shares of capital stock (including CCNI Shares), (d) any other interest or participation (including profits interests) that confers on a Person the right to receive a share of the profits and losses of, or Distributions of, the issuing entity, (e) any subscriptions, calls, warrants, options, or commitments of any kind or character relating to, or entitling any Person or entity to purchase or otherwise acquire membership or limited liability company interests or units, capital stock, or any other equity securities, (f) any securities convertible into or exercisable or exchangeable for partnership interests, membership or limited liability company interests or units, capital stock, or any other equity securities, or (g) any other interest classified as an equity security of a Person.

“Gross Revenue” means any and all revenue (whether or not from any Contract) generated by CCNI or any of its subsidiaries or any franchise (or similar enterprise of CCNI or any of its subsidiaries, in each case, directly or indirectly, attributed (as determined in good faith by CCNI) to the Services (including the use of Dock Square (or any of its officer’s, director’s or equity holder’s) name, brand or derivation thereof); provided, however, that (a) revenue shall be determined when paid to the applicable Person and for any applicable 12-month period, Gross Revenue shall include any accounts receivable that is collected within the standard and customary accounts receivable payment cycle for, or as contracted by, CCNI with respect to the specific customer after the expiration of such 12-month period, and (b) if CCNI or Dock Square elects to specifically target or meet with a new or existing customer, CCNI shall use commercially reasonable efforts to inform Dock Square, and Dock Square shall use commercially reasonable efforts to inform CCNI, of the same. By way of example, if a customer orders and pays CCNI $2,000,000 annually prior to the date hereof and Dock Square provides Services such that the customer orders and pays CCNI $6,000,000 annually, Gross Revenue shall equal the difference, or $4,000,000.

“Gross Revenue Threshold” and “Gross Revenue Thresholds” is defined in Schedule I.

“Immediate Family Member” means with respect to any Person who is an individual, each grandparent, parent, spouse, civil or domestic partner, sibling (including step-siblings), niece, nephew, or child (including those adopted) or other lineal descendant (including all grandchildren, great grandchildren, etc.) of such individual and each custodian or guardian of any property of one or more of such Persons in the capacity as such custodian or guardian.

“Independent Third Party” means any Person, who, immediately prior to a contemplated transaction, directly or indirectly (including through such Person’s Affiliates), (a) does not own in excess of 2% of any of CCNI’s Equity Interests (a “2% Owner”), (b) is not, or was not, a member of the Board of CCNI , (c) is not controlling, controlled by or under common control with, any such 2% Owner or a member of the Board of CCNI , and (d) is not an Immediate Family Member of any such 2% Owner or a member of the Board of CCNI or a trust for the benefit of such 2% Owner, a member of the Board of CCNI, and/or such other Persons.

“Merger Agreement” is defined in the Recitals of this Agreement.

“Merger Sub 1” is defined in the Recitals of this Agreement.

“Merger Sub 2” is defined in the Recitals of this Agreement.

“Organizational and Governing Documents” means (a) any certificate or articles of incorporation, bylaws, certificate or articles of formation, operating agreement or partnership agreement, (b) any documents comparable to those described in clause (a) as may be applicable pursuant to any law and (c) any amendment, restatement or modification to any of the foregoing.

“Party” and “Parties” is defined in the Preamble of this Agreement.

“Person” means an individual, partnership, joint venture, association, corporation, trust, estate, limited liability company, limited partnership, limited liability limited partnership, limited liability partnership, unincorporated entity of any kind, governmental entity, or any other legal entity.

“Services” means any actions taken by Dock Square to (a) make introductions to any prospective customers on behalf of CCNI or its subsidiaries, (b) attend meetings either in person or telephonically, participate on telephone calls, or correspond with any prospective or existing customers on behalf of CCNI or its subsidiaries, (c) expand a relationship with any existing customers on behalf of CCNI, (d) participate in the execution of a Contract (or amendment thereof) or arrangement with any customer on behalf of CCNI or its subsidiaries, in each case that results in an executed Contract or additional business for CCNI or its subsidiaries, and/or (e) use of Dock Square’s name or brand (or that of any of its officers, directors, managers, equity holders or Affiliates) with any prospective or existing customers on behalf of CCNI or its subsidiaries; provided, however, that if CCNI or Dock Square elects to specifically target or meet with a new or existing customer, CCNI shall use commercially reasonable efforts to inform Dock Square, and Dock Square shall use commercially reasonable efforts to inform CCNI, of the same.

 “Transaction Documents” means this Agreement and each of the other agreements, certificates, documents and instruments contemplated hereby and thereby, including all Schedules and Exhibits hereto.

2. Services; Business Opportunities; Reimbursements.

(a) During the period commencing on the date hereof, Dock Square (on a consulting basis) shall provide the Services to CCNI or its subsidiaries, as applicable. In performing the Services provided for hereunder, Dock Square is acting as an independent contractor. Nothing in this Agreement shall be interpreted or construed as creating or establishing an employment relationship between CCNI or its subsidiaries and Dock Square. Dock Square acknowledges and agrees that Dock Square is solely responsible for all taxes, withholdings, and other similar statutory obligations including self-employment tax and workers’ compensation insurance incurred in connection with the provision of Services hereunder.

(b) The doctrine of corporate opportunity, or any analogous doctrine, shall not apply to Dock Square or any of its officers, directors, managers, equity holders or Affiliates. CCNI renounces any interest or expectancy of CCNI in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to Dock Square or any of its respective Affiliates. Neither Dock Square nor any of its officers, directors, managers, equity holders or Affiliates who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for CCNI, shall have any duty to communicate or offer such opportunity to CCNI, and neither Dock Square nor any of its officers, directors, managers, equity holders or Affiliates shall not be liable to CCNI, or to its Equity Holders for breach of any fiduciary or other duty by reason of the fact that Dock Square or any of its officer, directors, equity holders or Affiliates pursues or acquires for, or directs such opportunity to another Person or does not communicate such opportunity or information to CCNI or its Equity Holders; provided, however, that (i) no amendment or repeal of this Section 2(b) shall apply unless approved in writing by Dock Square, (ii) in no event shall this Section 2(b) with respect to Dock Square apply to any temporary staffing opportunities (Dock Square shall present all such temporary staffing opportunities to CCNI), and (iii) the foregoing restrictions in clause (ii) shall not (A) apply with respect to any such temporary staffing opportunities if Dock Square offers a temporary staffing opportunity to CCNI and CCNI does not notify Dock Square of its election to pursue such opportunity within twenty (20) days thereafter, and/or (B) prevent any Dock Square employee from participating in any venture in the same capacity that they participate on the date hereof.

(c) CCNI will directly pay or reimburse Dock Square or any of its officers, directors, managers, equity holders or Affiliates, as the case may be, for such Person’s reasonable and actual business and travel expenses incurred in the course of providing (or related to) the Services; provided, that in no event shall any such payments or reimbursements be made for Dock Square’s overheard, salaries, or similar costs.

3. Dock Square’s CCNI Shares. Subject to the satisfaction of the grant and vesting requirements of the CCNI Shares set forth in Schedule I, CCNI shall issue to Dock Square the number of CCNI Shares set forth in such schedule.

4. Information Rights. In the event that Rick Hermanns is no longer an officer actively involved in the control of business operations of CCNI, upon written request by Dock Square, CCNI shall furnish to Dock Square customer and related Gross Revenue information to the extent necessary to enable Dock Square to verify Gross Revenue related to the Services. Notwithstanding the foregoing, nothing in this provision shall be interpreted to require CCNI to provide such information in any specific or unreasonable format that would be overly burdensome to CCNI. All information provided pursuant to this Section 4 shall be subject to the terms and conditions set forth in Section 7.

5. Registration Rights; Legend Removal. CCNI covenants and agrees as follows:

(a)           Registration. If CCNI proposes to register any shares of its common stock (“Common Stock”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the public offering of such Common Stock solely for cash (other than in an Excluded Registration) (such shares, the “CCNI Registrable Shares”), CCNI shall promptly give Dock Square notice of such registration at least 30 days before the anticipated filing date. Within ten (10) days after receipt of such notice by Dock Square, Dock Square may request in writing to have its Registrable Securities included in such offering. Thereafter, CCNI shall, subject to the provisions of Section 5(b), use commercially reasonable efforts to cause to be registered all of the Registrable Securities that Dock Square has requested to be included in such registration. CCNI shall have the right to terminate or withdraw any registration initiated by it under this Section 5(a) before the effective date of such registration, whether or not Dock Square has elected to include the Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by CCNI.

(b)           Underwriting Requirements. In connection with any registration pursuant to Section 5(a), CCNI shall include the Registrable Securities that are requested by Dock Square to be included in such registration on the same terms and conditions as the CCNI Registrable Shares otherwise being sold in such registration; provided, however, that with respect to any such registration initiated by CCNI, (x) Dock Square shall accept all reasonable terms of the underwriting agreement as agreed upon between CCNI and the managing underwriter, and (y) if the managing underwriter advises CCNI in writing that, in its reasonable opinion, the inclusion of all CCNI Registrable Shares, together with the Registrable Securities requested by shareholders to be included in such registration would interfere with the successful marketing (including pricing) of the CCNI Registrable Shares, then the number of CCNI Registrable Shares and the Registrable Securities to be included in such registration shall be reduced pro rata based on the number of CCNI Registrable Shares and Registrable Securities with registration rights owned by each shareholder, including Dock Square, who is participating in such offering, or in such other proportions as shall mutually be agreed to by such shareholders (including Dock Square).

 (c)           Information Requirements. It shall be a condition precedent to the obligations of CCNI to take any action pursuant to this Section 5 with respect to the Registrable Securities of Dock Square that Dock Square shall furnish to CCNI such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such Registrable Securities as is reasonably required to effect the registration of the Registrable Securities.

(d)           Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations or filings pursuant to Section 5(a), including all registration and filing fees; printers’ and accounting fees; and fees and disbursements of counsel for CCNI, shall be borne and paid by CCNI. All Selling Expenses relating to the Registrable Securities registered pursuant to this Section 5 shall be borne and paid by Dock Square.

(e)           Indemnification. CCNI agrees to indemnify, to the extent permitted by applicable law, Dock Square, its officers and directors and each Person who controls Dock Square against any losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) (collectively, “Damages”) incurred and caused by any untrue or alleged untrue statement of material fact contained in any registration statement or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to CCNI by or on behalf of Dock Square expressly for use therein. Dock Square agrees to indemnify, to the extent permitted by applicable law, CCNI and its directors, each of its officers who signs the registration statement, each Person who controls CCNI, legal counsel and accountants for CCNI, any underwriter and any other shareholder of CCNI Registrable Shares against any Damages incurred, in each case only to the extent that such Damages are caused by or contained in any information furnished in writing to CCNI by or on behalf of Dock Square expressly for use in connection with such registration; provided, however, that in no event shall the amounts payable under this Section 5(e) exceed the net proceeds from the offering received by Dock Square, except in the case of fraud or intentional misconduct by Dock Square.

(f)           Legend Removal. Upon the request of Dock Square from time to time following the expiration of the applicable holding period for any Registrable Securities under Rule 144 of the Securities Act (“Rule 144”), CCNI agrees to cooperate with Dock Square and, following the delivery by Dock Square of the information described in clauses (i) through (iii) below, take all steps reasonably necessary in order to promptly effect the removal of any restrictive legend on the Registrable Securities, provided, however, that if such request is made with respect to Registrable Securities acquired from CCNI or an affiliate (as defined under Rule 144) of CCNI within one year of such request, CCNI shall only be required to remove any restrictive legend on such Registrable Securities in connection with a sale. CCNI shall bear all costs associated with the removal of such legend, regardless of whether the request is made in connection with a sale or otherwise, so long as Dock Square provides to CCNI any information CCNI deems reasonably necessary to determine that the legend is no longer required under the Securities Act or applicable state securities laws, including (if there is no applicable registration statement) (i) a certification that the holder is not an affiliate (as defined under Rule 144) of CCNI, (ii) a covenant to inform CCNI if it should thereafter become an affiliate (as defined under Rule 144) of CCNI and to consent to the notation of an appropriate restriction in such event, and (iii) a certification as to the length of time the Registrable Securities have been held.

(g)           Defined Terms. The following terms used in this Section 5 have the respective meanings set forth below:

(i)           “Excluded Registration” means (a) a registration relating to the grant, issuance or sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan or other compensatory arrangement; (b) a registration relating to an SEC Rule 145 transaction; (c) a registration on SEC Forms S-4 and S-8, any successor forms thereto, or any other form not available for registering the resale of the Registrable Securities or that does not include substantially the same information as would be required to be included in a registration statement covering the resale of the Registrable Securities; or (d) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

(ii)           “Registrable Securities” means the shares of Common Stock that have vested and been issued to Dock Square pursuant to this Agreement; provided, however, that “Registrable Securities” shall exclude in all cases (x) any securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 10(c), or (y) any securities that may be sold pursuant to an effective registration statement; provided, further, that “Registrable Securities” shall exclude any securities that may be sold without restriction pursuant to Rule 144 and with respect to which an approval for listing has been obtained by CCNI at its sole expense from the trading market on which the Common Stock is then listed. For the avoidance of doubt, “Registrable Securities” shall not include any CCNI Shares that are not vested to Dock Square pursuant to the terms of this Agreement.
(iii)          “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the resale of the Registrable Securities, and fees and disbursements of counsel for Dock Square.

6. Dividends. Any dividends may be made when and in the amounts determined by CCNI in its sole discretion to CCNI’s holders of shares of common stock on a pro rata basis based on their relative number of shares of common stock; provided, however, that for the purpose of this Section 6, the number of CCNI Shares held by Dock Square at the time of such dividends shall be subject to the vesting provisions pursuant to, and in accordance with, Schedule I (and for the avoidance of doubt Dock Square (A) shall be entitled to receive any dividends with respect to any CCNI Shares that (1) have been earned by achieving the applicable 12-Month Gross Revenue Thresholds pursuant to, and in accordance with, Schedule I, and (2) remain unvested during the applicable 3-Year Measurement Period with respect to such 3-Year Look-Back Test, and (B) shall not be entitled to receive any dividends with respect to any CCNI Shares that (1) remain unvested upon the expiration of the applicable 3-Year Measurement Period with respect to such 3-Year Look-Back Test and/or (2) are unearned by not achieving the applicable 12-Month Gross Revenue Thresholds pursuant to, and in accordance with, Schedule I and shall remain unearned until the applicable 12-Month Gross Revenue Threshold is met. For the avoidance of doubt, Dock Square has no right to cause CCNI to declare or pay any dividends. Dock Square will enter into any agreement reasonable necessary to effect the applicable limitations on the payment of dividends set forth in this Section 6.

7. Non-Disclosure. Each Party hereto agrees that all non-public information furnished to such Party pursuant to this Agreement will be kept confidential and will not be disclosed by such Party, or by any of such Party’s agents, representatives, employees or Affiliates, in any manner, in whole or in part, except that such Party shall be permitted to disclose such information (a) to such Party’s agents, representatives, employees and Affiliates who need to be familiar with such information in connection with such Party’s performance of its obligations hereunder or the monitoring of such Party’s investment in CCNI, and who are informed of the confidential nature thereof, (b) to the extent requested by any government agency or self-regulatory body having jurisdiction over such Party, (c) to the extent required by applicable law (so long as such Party shall have, to the extent legally permissible, first provide the other Party a reasonable opportunity to contest the necessity of disclosing such information) or the rules of any securities exchange, (d) to the extent necessary for the enforcement of any right of such Party arising under this Agreement, to any Person who is informed of, and agrees to be bound by, the confidential nature hereof or thereof, and (f) if such information is known or becomes generally available to the public other than as a result of the unauthorized disclosure of such information by such Party or such Party’s agents, representative, employees or Affiliates; provided, however, that any Party shall also be permitted to disclose such information to its current and prospective partners and equity holders in connection with its Affiliates’ normal fund raising, marketing, informational or reporting activities so long as they are informed of the confidential nature thereof and agree to keep such information confidential on the terms set forth herein. Each Party will be responsible for any breaches or violations by its respective agents, representatives, employees and Affiliates of the obligations contained in this Section 7.

8. Representations, Warranties and Covenants. Each of the Parties hereby severally represents and warrants to the other Parties, as the case may be, as follows:

(a) Such Party (i) if an entity, is duly formed, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to enter into, deliver, and perform its obligations under, this Agreement and the other Transaction Documents, and to consummate the transactions contemplated hereby and thereby, and (ii) if an individual, has all legal capacity and authority to enter into, deliver, and perform its obligations under, this Agreement and the other Transaction Documents, and to consummate the transactions contemplated hereby and thereby. With respect to each Party which is an entity, the execution, delivery and performance of this Agreement and the other Transaction Documents the transactions contemplated hereby and thereby have been duly authorized by the Board or its Board of Managers, as applicable.

(b) This Agreement and the other Transaction Documents have been duly authorized by all necessary action and does not contravene any provision of any Party’s Organizational and Governing Documents or any law, regulation, rule, decree, order, judgment or contractual restriction binding on such Party or any of its assets.

(c) All consents, approvals, authorizations, permits of, filings with and notifications to, any Person necessary for the due execution, delivery and performance of this Agreement and the other Transaction Documents by such Party have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Person is required in connection with the execution, delivery or performance of this Agreement and the other Transaction Documents by such Party.

(d) This Agreement and the other Transaction Documents constitute a legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at law).

(e) When the CCNI Shares are issued by CCNI as contemplated by this Agreement, such CCNI Shares will be duly and validly issued free and clear of any lien, security interest, mortgage, pledge, encumbrance, charge, claim or restriction of any kind whatsoever (other than restrictions imposed by applicable securities law), and no liability for any capital contributions or for any obligations to CCNI will attach thereto.

(f) CCNI is duly organized, validly existing and in good standing under the laws of the State of its incorporation or formation with all requisite power and authority to own its properties and to carry on its business as such business is now conducted.

(g) The execution, delivery and performance of this Agreement by such Party does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which such Party is a party or any judgment, order or decree to which such Party is subject.

(h) CCNI is not in default under or in violation of any provision of its Organizational and Governing Documents.

9. Closing.

(b) The closing of the transactions contemplated hereunder (the “Closing”) will take place by exchange of electronic counterpart signatures on the date hereof, concurrently with the closing pursuant to the Merger Agreement (the “Closing Date”). All transfers and deliveries hereunder will be deemed to have been made simultaneously and will become effective as of 12:01 a.m. (Eastern Time) on the Closing Date.

(c) At or prior to the Closing, each of the Parties (as applicable) shall deliver, or cause to be delivered, to the Parties (as the case may be) the separate instruments reasonably required by a Party in connection with the consummation of the transactions contemplated under this Agreement.

10. Miscellaneous.

(a) Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) one (1) Business Day after being delivered by hand, (b) five (5) Business Days after being mailed first class or certified with postage paid, (c) one (1) Business Day after being couriered by overnight receipted courier service, or (d) one (1) Business Day if sent by email or confirmed facsimile transmission, in each case to the Parties at addresses set forth on the signature pages hereto, or to any other address as any Party may designate by written notice to the other Parties.

(b) Modification. No amendment or modification to this Agreement shall be binding on any Party, unless the amendment or modification is in writing and executed by all of the Parties with the same formality as this Agreement.

(c) Successors; Assigns. This Agreement shall be binding upon the Parties, their heirs, administrators, successors, executors and assigns. Dock Square shall not assign any of its rights or obligations under this Agreement without the prior written consent of CCNI.

(d) Counterparts. This Agreement may be executed in multiple counterparts (including by means of facsimile or electronically transmitted portable document format (PDF) signature pages), any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same instrument and shall have the same force and effect as an original fully executed version of this Agreement.

(e) Headings. All headings set forth in this Agreement are intended for convenience only and shall not control or affect the meaning, construction or effect of this Agreement or of any of its provisions.

(f) Entire Agreement. This Agreement (including the Exhibit and Schedules hereto) constitutes the entire agreement of the Parties with respect to the contemplated transactions set forth herein, and it is agreed that any prior oral or written agreements are null and void.

(g) Severability. The invalidity of any one or more provisions of this Agreement shall not affect the enforceability of the remaining provisions of this Agreement. In the event that any one or more of the provisions contained in this Agreement shall be declared invalid, this Agreement shall be construed as if the invalid provision or provisions had not been inserted.

(h) No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person, other than the Parties and their respective heirs, personal representatives, legal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement.

(i) Schedules, Exhibits, Sections and Articles. All Schedules and Exhibits attached to this Agreement shall be deemed part of this Agreement and incorporated into this Agreement, as if fully contained in this Agreement. All references in this Agreement to an Exhibit, Section, or Schedule shall mean an Exhibit, Section, or Schedule to this Agreement (unless otherwise indicated). All references in this Agreement to this Agreement shall include all of the Exhibits or Schedules attached to this Agreement.

(j) Further Assurances. Each of the Parties, at the Closing, or at any time or times thereafter, upon request of any Party, will execute such additional instruments, documents or certificates as any Party deems reasonably necessary in order to effect the transactions contemplated hereby.

(k) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without regard to its conflicts of laws principles.

(l) Arbitration. The Parties (and all Persons claiming by or through them) agree that any dispute, suit, action or proceeding whatsoever relating to, arising out of, in connection with, or with respect to, this Agreement, its validity or the subject matter hereof that cannot be resolved by negotiation or mediation between the Parties within thirty (30) days will be resolved exclusively by binding confidential arbitration under the Commercial Rules (Expedited) of the American Arbitration Association (AAA) then in effect. Arbitration will take place in New York City, New York before a panel of three (3) arbitrators. Each Party will select one (1) arbitrator and those two arbitrators will select a third arbitrator who will act as chair. Any questions as to the arbitrability of any such dispute, suit, action or proceeding and as to the validity of this Section 10(1) shall be determined by the 3-member arbitration panel. The arbitration shall commence upon service of a demand for arbitration in accordance with the AAA Rules. There shall be no discovery allowed in the arbitration, except that each Party shall be entitled to serve ten (10) requests for production of documents and ten (10) interrogatories from the other Party, which must be responded to within ten (10) Business Days of service, and each Party shall provide to the other Party five (5) Business Days in advance of the hearing the written evidence upon which it intends to rely. The final arbitration hearing shall be conducted within thirty (30) days of the appointment of the arbitration panel. The final arbitration hearing shall last no longer than two (2) days. The Parties may, by mutual agreement, waive any or all of the foregoing deadlines. If either Party fails or refuses to pay its share of any fee due to or advance requested by the AAA or the arbitration panel, the other Party may advance it, and that sum shall be credited or awarded in the final award to the Party advancing the fees, whether or not it is the prevailing Party, in addition to any other sums the arbitrators may award, if any. The final award shall include an award in favor of the prevailing Party of actual costs and reasonable attorneys’ fees, including, without limitation, the filing and arbitration fees. Orders to compel arbitration, or in aid of arbitral jurisdiction, and to enforce any arbitral award, may be entered in any court having jurisdiction thereof, including costs and reasonable attorneys’ fees incurred in enforcing such award. Proceeding to arbitration and obtaining an award thereunder shall be a condition precedent to the bringing or maintaining of any action in any court with respect to any dispute whatsoever arising under this Agreement, except for an action in aid of arbitral jurisdiction. Each Party hereby waives any right to seek removal of any dispute to any state or federal courts except as provided in this Agreement. WITHOUT WAIVER OR COMPROMISE, IN ANY WAY, OF THE FOREGOING, EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

COMMAND CENTER, INC.

By: /s/ Richard Hermanns
Name: Richard Hermanns
Title: Chief Executive Officer, President
Address:  111 Springhall Drive
                Goose Creek, SC 29445
Attn:        Richard Hermanns
E-Mail: rfhermanns@hirequestllc.com

[Signature Page to Consulting Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

DOCK SQUARE:

DOCK SQUARE HQ, LLC

By:         /s/ Amar Bajpai
Name:    Amar Bajpai
Title:      Authorized Signatory
Address:               1200 Anastasia Way
                                            Suite 500
                                            Coral Gables, FL 33134
Attn:                     Amar Bajpai
Facsimile:               (___)
E-Mail:    amar@docsquarecapital.com

[ Schedule Redacted ]

[Signature Page to Consulting Agreement]